UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 7, 2009

DUANE READE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
333-122206-05	05-0599589
(Commission File Number)	(I.R.S. Employer Identification No.)

440 NINTH AVENUE NEW YORK, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 273-5700
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 11.75% Senior Secured Notes due 2015

General

On August 7, 2009, Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership (“Duane Reade” and, together with the Company, the “Issuers”), wholly-owned subsidiaries of Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), completed their previously announced offering, pursuant to an exemption from registration under the Securities Act of 1933, of $300,000,000 aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”). The Notes were priced on July 31, 2009 and were issued to investors at a price of 97.417%.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of August 7, 2009, by and among the Issuers, Holdings, DRI I Inc., a Delaware corporation (“DRI”), Duane Reade International, LLC, a Delaware limited liability company (“Duane Reade International”), and Duane Reade Realty, Inc., a Delaware corporation (“Duane Reade Realty” and, together with Holdings, DRI and Duane Reade International, the “Guarantors”) and U.S. Bank National Association (“U.S. Bank”), as trustee. The Guarantors have issued guarantees (the “Guarantees”) of the Issuers’ obligations under the Notes and the Indenture on a senior secured basis. The Notes and the Guarantees are secured pursuant to a Security Agreement (the “Security Agreement”), dated as of August 7, 2009, by and among the Issuers, the Guarantors and U.S. Bank (as collateral agent). U.S. Bank is acting as collateral agent pursuant to an Intercreditor and Collateral Agency Agreement (the “Collateral Agency Agreement”), dated as of August 7, 2009, by and among the Issuers, the Guarantors and U.S. Bank (both as collateral agent and indenture trustee). Certain capital stock, other securities and similar items have been pledged, subject to various exceptions and exclusions, to secure the Notes and the Guarantees by the Issuers and the Guarantors pursuant to a Pledge Agreement (the “Pledge Agreement”), by and among the Issuers, the Guarantors and U.S. Bank (as collateral agent). The holders of the Notes and the Guarantees will have certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August 7, 2009, by and among the Issuers, the Guarantors and Goldman, Sachs & Co. and Banc of America Securities LLC (as the initial purchasers).

Maturity Date and Interest Rate

The Notes will mature on August 1, 2015. Interest on the Notes will accrue 11.75% per annum, paid every six months on February 1 and August 1, with the first payment on February 1, 2010.

Collateral

The Notes and Guarantees and obligations under certain interest rate and other swap agreements are secured (on an equal and ratable basis), by:

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a first priority lien on substantially all of the assets (other than Excluded Property (as defined below) of the Issuers and the Guarantors other than those assets in which the lenders under the Credit Agreement, dated as of July 21, 2003, by and among the Issuers, the Guarantors and the lenders from time to time party thereto (as amended and in effect, the “Revolving Credit Agreement”) have a first priority security interest;

•

a second priority lien on all collateral securing the Revolving Credit Agreement subject only to a first priority security interest securing the revolving loan obligations up to the Maximum Revolving Debt Amount (as defined in the Collateral Agency Agreement); and

•	a first priority lien on the collateral securing the Revolving Credit Agreement with respect to that portion of the revolving loan obligations exceeding the Maximum Revolving Debt Amount.

Collectively, such property is referred to in this report as the “Collateral.” The lenders under the Revolving Credit Agreement have a first priority security interest in all of the Issuers’ and the Guarantors’ present and future accounts, inventory, chattel paper, certain instruments, documents, prescription files, tax refunds and abatements and deposit accounts, letter of credit rights and certain other current assets and proceeds and products from any and all of the foregoing.

Notwithstanding the foregoing, the Notes are not secured by certain “Excluded Assets,” such as assets constituting real property, assets securing purchase money obligations or capital lease obligations incurred in compliance with the Indenture, which obligations effectively rank senior to the Notes to the extent of the value of such excluded assets.

The Indenture provides that the Issuers and the Guarantors may incur additional indebtedness that is secured equally and ratably with the Notes and the Guarantees by liens in the Collateral, subject to certain limitations. The ratable sharing of the Collateral between the holders of Notes and the lenders under such additional indebtedness is governed by the Collateral Agency Agreement, which provides, among other things, that the collateral agent will be subject to the direction of the majority in aggregate principal amount of indebtedness secured by the Collateral.

Ranking

The Notes are each Issuer’s senior secured obligations and rank equally in right of payment with all of such Issuer’s existing and future senior indebtedness and senior in right of payment to all of such Issuer’s existing and future subordinated indebtedness. Similarly, each Guarantee is the relevant Guarantor’s senior secured obligation and ranks equally in right of payment with all of such Guarantor’s existing and future senior indebtedness and senior in right of payment to all of such Guarantor’s existing and future subordinated indebtedness.

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In addition, the Notes and the Guarantees will rank:

•

effectively subordinated to the relevant obligor’s outstanding obligations under the Revolving Credit Agreement, up to the Maximum Revolving Debt Amount, to the extent of the collateral securing the Revolving Credit Agreement;

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effectively senior to the relevant obligor’s outstanding obligations under the Revolving Credit Agreement, in excess of the Maximum Revolving Debt Amount, to the extent of the collateral securing the Revolving Credit Agreement;

•	effectively senior to the relevant obligor’s outstanding obligations under the Revolving Credit Agreement, to the extent of the Collateral securing the Notes on a first-priority basis; and

•	effectively senior to all of the relevant obligor’s current and future unsecured indebtedness, to the extent of the Collateral.

The Notes and the Guarantees will rank effectively junior to the indebtedness and preferred stock of any subsidiary of the Company that is not a guarantor of the Notes. Currently, the Company has no subsidiaries that do not guarantee the Notes.

Optional Redemption

Prior to August 1, 2012, the Company, Holdings or Duane Reade Shareholders, LLC may redeem up to an aggregate of 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a price equal to 111.750% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date.

In addition, prior to August 1, 2012, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date, plus a “make-whole” premium based on the applicable treasury rate plus 50 basis points.

At any time on or after August 1, 2012, the Issuers and their parent companies may redeem the Notes, in whole or in part, at the following redemption prices (expressed as a percentage of the aggregate principal amount), plus, in each case, accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date:

Redemption date occurs after August 1	Percentage
2012	105.875%
2013	102.938%
2014 and thereafter	100.000%

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Change of Control

Upon the occurrence of specified change of control events, the Issuers will be required to make an offer to purchase all of the Notes. The purchase price will be 101% of the outstanding principal amount of the Notes plus accrued and unpaid interest to, but not including, the date of purchase.

Certain Covenants

The Indenture limits the Issuers’ and the Guarantors’ ability to:

•	incur or guarantee additional indebtedness;

•	pay dividends, make repayments on indebtedness that is subordinated in right of payment to the Notes and make other “restricted payments”;

•	enter into sale-leaseback transactions;

•	make certain investments;

•	create liens on their assets to secure debt;

•	enter into transactions with affiliates;

•	merge, consolidate or amalgamate with another company;

•	transfer and sell assets;

•	impair the collateral; and

•	permit restrictions on the payment of dividends by the Company’s subsidiaries.

These covenants are subject to important qualifications and exceptions. There are no ratings-based triggers in the Indenture that could increase the cost of borrowing thereunder, and there are no financial maintenance covenants in the Indenture. The Indenture contains affirmative covenants and events of default that are customary for Indentures governing high-yield debt securities.

Registration Rights

Under the Registration Rights Agreement, the Issuers and the Guarantors agreed, among other things, to:

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file a registration statement within 150 days after August 7, 2009, enabling the holders of the notes to exchange the Notes for notes with substantially identical terms, whose issuance is registered under the Securities Act of 1933;

•	use commercially reasonable efforts to cause the registration statement to become effective within 210 days after August 7, 2009; and

•	use commercially reasonable efforts to consummate the exchange offer within 270 days after August 7, 2009.

The Issuers will pay liquidated damages on the Notes if they do not comply with their obligations under the Registration Rights Agreement.

Amendment of the Revolving Credit Agreement

In connection with the offering of the Notes, the Issuers and the Guarantors entered into a fifth amendment to the Revolving Credit Agreement (the “Credit Agreement Amendment”). Among other things, the Credit Agreement Amendment permits the issuance of the Notes and the completion of the previously announced offers to purchase by the Issuers of their existing senior secured floating rate notes due 2010 and their 9.75% senior subordinated notes due 2011 (the “Offers to Purchase”). As a result of the Credit Agreement Amendment, the applicable margins on LIBOR-based loans were increased from a range of 1.00% to 2.00% to a range of 2.25% to 3.25%, and the applicable margins on prime rate loans were increased from a range of 0.00% to 0.50% to a range of 1.25% to 1.75%. Also, line fees and commitment fees were increased from 0.30% to 0.50% per year.

Equity Investment

On August 7, 2009, Holdings entered into a purchase agreement with OHCP DR Co-Investors 2009, LLC, a subsidiary of Oak Hill Capital Partners, L.P. and certain of its affiliates (the “Purchaser”), for the sale of its Series B Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and a warrant to purchase Holdings’ common stock (the “Purchase Agreement”). The Purchase Agreement provides for the sale of (i) 1,250,000 shares of the Preferred Stock and (ii) a warrant (the “Warrant”) exercisable initially to purchase an aggregate of up to 1,196,261 shares of Holdings’ common stock, par value $0.01 per share (the “Common Stock”), representing 25% of the capital stock of Holdings on a fully diluted basis (after giving effect to the issuance of the Warrant, but without giving effect to the conversion of the Preferred Stock and Holdings’ Series A Redeemable Preferred Stock). On August 7, 2009, the Purchaser purchased 1,250,000 shares of Preferred Stock and the Warrant for an aggregate purchase price of $125,000,000.

Under the terms of the Certificate of Designations, Powers, Preferences and Rights of Series B Redeemable Preferred Stock (the “Certificate of Designations”), the terms of which govern the Preferred Stock, the holders of the Preferred Stock are entitled to receive cumulative dividends at a rate equal to fifteen percent (15%) per annum to be paid quarterly in cash, or cumulate and compound on a quarterly basis if such dividends are not declared by the Board of Directors of Holdings. The ability of Holdings to declare and pay such dividends is subject to the Revolving Credit Agreement, which contains restrictions on declaring cash dividends. Holdings may redeem the Preferred Stock at any time

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at $100 per share plus any accrued and unpaid dividends (the “Liquidation Preference”) through the date of redemption subject to a minimum aggregate return on capital (including the value of the Warrant) of two times the investment amount. In each case subject to the restrictions in the Revolving Credit Agreement, the Preferred Stock will be immediately redeemable from time to time without penalty at Holdings’ option, and Holdings will also be required to redeem all outstanding shares of the Preferred Stock upon a change of control of Holdings. Holdings shall have the option, as of immediately prior to an initial public offering, to require the holders of the Preferred Stock to convert all of such holders’ Preferred Stock into such number of shares of Common Stock as is equal to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of the aggregate Liquidation Preference for all such shares of Preferred Stock divided by the price listing per share of Common Stock.

The funds raised through the sale of the Preferred Stock and the accompanying Warrant were used to reduce certain indebtedness of Holdings and its subsidiaries.

Amended and Restated Tax Sharing Agreement

Holdings, the Company, DRI, Duane Reade International, Duane Reade Realty and Duane Reade entered into an Amended and Restated Tax Sharing Agreement (the “Amended and Restated Tax Sharing Agreement”) on August 7, 2009. The Amended and Restated Tax Sharing Agreement generally provides for each subsidiary of Holdings (other than Duane Reade) to pay Holdings an amount equal to the federal, state, and local tax such subsidiary would have paid had such subsidiary filed a separate tax return. The amended and restated agreement amends and restates in its entirety the Tax Sharing Agreement, dated as of July 30, 2004, among Holdings, the Company, DRI, Duane Reade International, Duane Reade Realty and Duane Reade. The amended and restated agreement permits the substitution of a new parent of the affiliated group of corporations that includes Holdings and its subsidiaries (other than Duane Reade), without causing the agreement to terminate.

* * *

The above summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Notes, the Registration Rights Agreement, the Security Agreement, the Collateral Agency Agreement, the Pledge Agreement, the Revolving Credit Agreement, including the Credit Agreement Amendment thereto, the Purchase Agreement, the Certificate of Designations, the Warrant and the Amended and Restated Tax Sharing Agreement, which have been filed by the registrant with the SEC or will be filed by the registrant as exhibits to its next periodic report or registration statement under the Securities Act. Interested parties should read those agreements in their entirety.

Item 1.02	Termination of a Material Definitive Agreement.

On August 7, 2009, pursuant to the Offers to Purchase, the Issuers accepted for purchase approximately 97.6% of the outstanding aggregate principal amount of their senior secured floating rate notes due 2010 (the “Existing FRNs”), which were tendered in the Offers to Purchase. On the same date, the Issuers also issued an irrevocable notice of optional redemption with respect to those Existing FRNs that were not tendered in the Offers to Purchase, and caused to be deposited with the Trustee funds sufficient to pay and discharge the entire indebtedness under such non-tendered Existing FRNs.

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Accordingly, the Indenture governing the Existing FRNs and the guarantees thereof, dated as of December 20, 2004 and supplemented as of July 31, 2009 (as supplemented, the “Existing FRN Indenture”), among the Issuers, the Guarantors and U.S. Bank, as trustee, was satisfied and discharged in accordance with its terms.

In connection with the satisfaction and discharge of the Existing FRN Indenture, on August 7, 2009, (i) the Amended and Restated Security Agreement, dated as of December 20, 2004, among the Issuers, the Guarantors and U.S. Bank, as collateral agent, (ii) the Intercreditor and Collateral Agency Agreement, dated as of December 20, 2004, among the Issuers, the Guarantors and U.S. Bank, as collateral agent and indenture trustee and (iii) the Amended and Restated Pledge Agreement, dated as of December 20, 2004, among the Issuers, the Guarantors and U.S. Bank, as collateral agent, securing the Existing Notes and the guarantees thereof have been terminated.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above under the heading “Issuance of 11.75% Senior Secured Notes due 2015” is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above under the heading “Equity Investment” is hereby incorporated in this Item 3.02 by reference. The securities issued pursuant to the transaction described under the heading “Equity Investment” were issued in a private offering pursuant to Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Item 5.03               Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2009, the Company’s Amended and Restated Certificate of Incorporation was amended to increase the total number of shares of all classes of stock that the Company has the authority to issue by 3,544,400 shares, split between 2,294,400 shares of common stock par value $0.01 each and 1,250,000 shares of preferred stock par value $0.01 each. Under the Amended and Restated Certificate of Incorporation, as amended, the Company has the authority to issue 8,350,000 shares, divided into 6,500,000 shares of common stock and 1,850,000 shares of preferred stock.

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On August 7, 2009, the Company filed with the Secretary of State of Delaware the Certificate of Designations. The Certificate of Designations was approved by the Company’s Board of Directors.

Item 9.01.	Financial Statements And Exhibits.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION

Exhibit 3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Duane Reade Holdings, Inc., dated August 7, 2009.

Exhibit 3.2	Certificate of Designations, Powers, Preferences and Rights of Series B Redeemable Preferred Stock of Duane Reade Holdings, Inc., dated as of August 7, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 13, 2009

DUANE READE HOLDINGS, INC.
By:	/s/ John K. Henry
Name: John K. Henry Title: Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

Exhibit 3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Duane Reade Holdings, Inc., dated August 7, 2009.

Exhibit 3.2	Certificate of Designations, Powers, Preferences and Rights of Series B Redeemable Preferred Stock of Duane Reade Holdings, Inc., dated as of August 7, 2009.